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                        FIRST AMENDMENT TO EMPLOYMENT AND
                            NON-COMPETITION AGREEMENT

         This First Amendment is made as of the 22nd day of February 2000, by and between MICHAEL LAWLOR ("Lawlor"), and USA TECHNOLOGIES, INC., a Pennsylvania corporation ("USA").

                                   Background

         USA and Lawlor entered into an Employment And Non-Competition Agreement dated June 7, 1996 (the "Agreement"). As more fully set forth herein, the parties desire to amend the Agreement in certain respects.

                                    Agreement

         NOW, THEREFORE, in consideration of the covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

         1. Amendments To Agreement.

         A. Paragraph A. of Section 1. Employment of the Agreement is hereby deleted and the following new Paragraph A. is hereby substituted in its place:

            A. USA shall employ Lawlor as Vice President of Marketing and Sales commencing on the date hereof and continuing through June 30, 2001 (the "Employment Period") and Lawlor hereby accepts such employment. Unless terminated by either party hereto upon at least 60-days notice prior to the end of the Employment Period ending June 30, 2001, or prior to the end of any one year extension of the Employment Period, the Employment Period shall not be terminated and shall automatically continue in full force and effect for consecutive one year periods.

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         B. Paragraph A. of Section 2. Compensation and Benefits of the
Agreement is hereby deleted and the following new Paragraph A. is hereby substituted in its place:

            A. In consideration of his services rendered, commencing on March 1, 2000, USA shall pay to Lawlor a base salary of $100,000 per year during the Employment Period, subject to any withholding required by law. Lawlor's base salary may be increased from time to time in the discretion of the Board of Directors.

         C. Paragraph B. of Section 2. Compensation and Benefits of the Agreement is hereby deleted and the following new Paragraph B. is hereby substituted in its place:

            B. (i) In addition to the base salary provided for in Paragraph A., Lawlor shall be eligible to receive such bonus or bonuses as the Compensation Committee of the Board of Directors may, in their sole discretion, pay to Lawlor from time to time based upon his performance and/or the performance of USA. All awards in this regard may be made in cash or in Common Stock of USA ("Common Stock").

            (ii) As of the date of this First Amendment, USA shall issue to Lawlor 10,000 shares of fully vested Common Stock as a bonus on account of calendar year 2000. Such shares of Common Stock shall be registered under the Securities Act of 1933, as amended ("Act"), pursuant to a Form S-8, at USA's cost and expense.

            (iii) Lawlor shall also be eligible to receive, at the discretion of the Compensation Committee of the Board of Directors, an additional bonus for calendar year 2000 in an amount of up to 65% of his base salary. Such additional bonus shall be payable in either cash or Common Stock in the discretion of the Compensation Committee. The

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            amount of the bonus to be awarded to Mr. Lawlor shall be based upon the performance of the Company and/or Mr. Lawlor during calendar year 2000. The Company shall deliver to Mr. Lawlor any such bonus during January 2001. Any shares of Common Stock payable as part of any such bonus shall be registered under the Act pursuant to a Form S-8, at the Company's cost and expense.

         D. The following new Section 2.A. Lawlor Relocation is hereby added to the Agreement:

            2.A. Lawlor Relocation.

            A. Lawlor agrees that he and his family shall relocate to the Philadelphia, Pennsylvania area on or before March 15, 2000. All of the reasonable and customary costs and expenses of such relocation to the Philadelphia, Pennsylvania area, including moving expenses, shall be paid for by USA. Such costs and expenses shall be payable in either cash or Common Stock in the discretion of USA. Any such shares of Common Stock shall be registered under the Act pursuant to a Form S-8, at the Company's cost and expense.

            B. In addition to the payment by USA of Lawlor's relocation costs and expenses, and in order to assist Lawlor to purchase a residence in the Philadelphia, Pennsylvania area prior to the closing of the sale of his current residence in Texas, USA shall make available to Lawlor a bridge loan in an amount of up to $70,000. The bridge loan shall be repaid by Lawlor upon the earlier to occur of the closing of the sale of his Texas residence or August 1, 2000. The bridge loan shall not bear any interest. The bridge loan shall be evidenced by a promissory note signed by Lawlor and his spouse and upon request of USA shall be secured by a mortgage on Lawlor's Texas residence. Lawlor and his spouse shall execute any other instruments or documents reasonably required by USA or its counsel.

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            C. Commencing on the first month in which Lawlor is required to make a mortgage payment in connection with his new residence located in the Philadelphia, Pennsylvania area, and provided that he has not yet sold his Texas residence, USA shall, until his Texas residence has been sold, advance to Lawlor the monthly mortgage payment due in connection with his Texas residence. Such monthly payment is in the approximate amount of $950. Lawlor shall not be required to repay
            USA for any such advances.

         E. The following new sentence shall be added to the end of Paragraph B. of Section 5.Business Secrets of the Agreement:

            Notwithstanding this Section 5.B. or Section 6 hereof, during the one year period following the termination of the Employment Period, or during the one year period following the termination of Lawlor's employment hereunder if earlier, Lawlor may nevertheless solicit, serve, or sell to any customer or account of USA, provided that any such solicitation, sale or serving shall not be in connection with any product, service or business that is in competition, in whole or in part, with the products, services or business of USA as presently or as hereinafter existing or conducted.

         F. The following new Paragraph D. is hereby added to Section 5. Business Secrets of the Agreement:


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            D. All documents, data, know-how, designs, products, ideas, equipment, inventions, names, devices, marketing information, method or means, materials, software programs, hardware, configurations, information, or any other materials or data of any kind developed by Lawlor on behalf of USA or at its direction or for USA's use, or otherwise devised, developed, created, or invented in connection with Lawlor's employment with USA or Lawlor's affiliation with USA, and whether before or after the date of this Agreement, are and shall remain the sole and exclusive property of USA, and Lawlor has and shall have no right or interest whatsoever thereto. Lawlor hereby renounces and disclaims the work-for-hire doctrine and acknowledges that all such rights to intellectual property shall belong exclusively to USA and not to Lawlor. Any and all rights of ownership in connection with any of the foregoing shall belong solely to USA, and all copyright, patent, trademark, or similar rights or interests shall be the sole and exclusive property of USA. Lawlor hereby assigns, transfers, and conveys to USA all of Lawlor's right, title and interest in and to any and all such inventions, discoveries, improvements, modifications and other intellectual property rights and agrees to take all such actions as may be required by USA at any time and with respect to any such invention, discovery, improvement, modification or other intellectual property rights to confirm or evidence such assignment, transfer and conveyance. At USA's direction and request, Lawlor shall execute and deliver any and all forms, documents, or applications required under any applicable copyright, patent, trademark, or other law, rule or regulation.

         2. Modification. Except as otherwise specifically set forth in Paragraph 1, the Agreement shall not be amended or modified in any respect whatsoever and shall continue in full force and effect.

         3. Capitalized Terms. Except as specifically provided otherwise herein, all capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

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         4. Original Part. The amendments to the Agreement made in Paragraph 1 hereof shall be deemed to have been an original part of the Agreement and to have been effective from and after the date of the Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

                                                     USA TECHNOLOGIES, INC.



                                                     By: /s/ Stephen P. Herbert
                                                         -----------------------
                                                         Stephen P. Herbert,
                                                         President



                                                         /s/ Michael Lawlor
                                                         -----------------------
                                                         MICHAEL LAWLOR

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